UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2011
VENTAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10989	61-1055020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 483-6827
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.
This Current Report on Form 8-K is being filed in connection with the consummation on July 1, 2011 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 27, 2011 (the “Merger Agreement”), by and among Ventas, Inc., a Delaware corporation (the “Company”), Needles Acquisition LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Nationwide Health Properties, Inc., a Maryland corporation (“NHP”). Pursuant to the Merger Agreement, on July 1, 2011, NHP merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity with the name “Nationwide Health Properties, LLC.” The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 1.01.	Entry into a Material Definitive Agreement.
The disclosures contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” and “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of this Current Report on Form 8-K and Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K are incorporated in this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On July 1, 2011, the Company completed the acquisition of NHP pursuant to the terms of the Merger Agreement and thereby acquired NHP’s portfolio of properties, including mortgage loans and properties owned by NHP’s unconsolidated joint ventures. At the effective time of the Merger, NHP merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of the Company with the name “Nationwide Health Properties, LLC.” At the effective time of the Merger, each outstanding share of NHP common stock, par value $0.10 per share (other than shares owned by any wholly owned subsidiary of NHP, the Company or any subsidiary of the Company, which shares were cancelled), was converted into the right to receive 0.7866 shares (the “Exchange Ratio”) of Company common stock, par value $0.25 per share (“Common Stock”), with cash paid in lieu of fractional shares. The Company issued approximately 99.7 million shares of Common Stock as Merger consideration.
A copy of the press release issued by the Company on July 1, 2011 announcing the completion of the Merger is filed herewith as Exhibit 99.1 and is incorporated in this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Guaranty of Term Loan
In connection with the consummation of the Merger, on July 1, 2011, the Company entered into a Guaranty Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent (the “Guaranty Agreement”), pursuant to which the Company guaranteed the obligations of NHP under the Term Loan Agreement, dated as of June 3, 2011 (the “Term Loan Agreement”), among NHP, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Term Loan Agreement provides for commitments for up to $800 million of senior unsecured term loans available from time to time on a non-revolving basis, subject to customary conditions. Loans outstanding under the Term Loan Agreement mature on June 1, 2012.
The foregoing description of the Term Loan Agreement and the Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement and the Guaranty Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated in this Item 2.03 by reference.

Mortgage Loans
As a result of the Merger, the Company assumed approximately $410.4 million aggregate principal amount of existing mortgage indebtedness of NHP. The mortgage loans are collateralized by a total of 52 underlying properties, bear interest either at fixed rates ranging from 4.40% to 8.63% per annum or at variable rates ranging from 0.65% to 2.45% per annum (as of June 30, 2011), and have remaining maturities ranging from approximately six months to 25.4 years.
Senior Notes
As a result of the Merger, the Company assumed approximately $991.7 million aggregate principal amount of outstanding unsecured senior notes of NHP. The senior notes bear interest at fixed rates ranging from 6.00% to 8.25% per annum and mature between July 15, 2011 and July 7, 2038.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Directors
Effective upon the consummation of the Merger, the size of the Company’s Board of Directors (the “Board”) was increased from ten to 13 and three former directors of NHP were appointed to the Board: Douglas M. Pasquale, Richard I. Gilchrist and Robert D. Paulson.
Under the terms of the Ventas, Inc. 2006 Stock Plan for Directors, on their initial appointment to the Board, Messrs. Gilchrist and Paulson each received a grant of 2,524 shares of restricted stock of the Company, which shares vest one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant, and options to purchase 2,520 shares of Common Stock having an exercise price of $53.74, which options vest one-half on the date of grant and one-half on the first anniversary of the date of grant. Mr. Pasquale, as an employee of the Company, is not entitled to receive compensation for his service as a director. See “— Employment Agreement with Douglas M. Pasquale” below.
Mr. Gilchrist serves as the President of The Irvine Company’s Investment Properties Group, which owns the building in which NHP’s headquarters prior to the consummation of the Merger were located. In 2010, NHP paid approximately $536,000 in rent to The Irvine Company. Following consummation of the Merger, Merger Sub continues to rent office space in this building from The Irvine Company.
Employment Agreement with Douglas M. Pasquale
In connection with the Merger, the Company entered into a letter agreement (the “Pasquale Employment Agreement”) with Mr. Pasquale, effective July 1, 2011, pursuant to which he will serve as a member of the Board and Senior Advisor to the Chief Executive Officer of the Company. Upon the consummation of the Merger, the Pasquale Employment Agreement superseded the Second Amended and Restated Employment Agreement between NHP and Mr. Pasquale, effective as of October 28, 2008 (the “Old Employment Agreement”), in all respects, except as otherwise explicitly set forth in the Pasquale Employment Agreement. Pursuant to the Pasquale Employment Agreement, the term of Mr. Pasquale’s employment with the Company (the “Term”) commenced as of the consummation of the Merger and terminates on December 31, 2011, or earlier in accordance with the terms of the Pasquale Employment Agreement.
During the Term, Mr. Pasquale will receive: (1) a base salary at an annual rate of $700,000; (2) a supplemental salary in the form of an additional cash payment at an annual rate of $180,000; (3) incentive compensation in the amount of $4,320,000, in consideration of the noncompetition and non-solicitation restrictive covenants referred to below and services to be provided to the Company payable promptly following the earlier of (i) December 31, 2011, subject to Mr. Pasquale’s continued employment with the Company through such date, or (ii) termination either by the Company without Cause (as defined in the Pasquale Employment Agreement) or due to death or disability during the Term; and (4) certain other benefits and perquisites, on terms no less favorable than what Mr. Pasquale was entitled to during the year immediately preceding the Merger. The Pasquale Employment Agreement further provides that at or immediately following the consummation of the Merger, with respect to Mr. Pasquale’s 2009 and 2010 NHP performance share awards, Mr. Pasquale will receive a number of shares of Common Stock (subject to adjustment for the Exchange Ratio) equal to the greater of (i) 100% of the Applicable Percentage (as defined in the applicable performance share award agreements) of shares issuable under his outstanding 2009 and 2010 NHP performance share awards or (ii) the actual number of shares issuable under his outstanding 2009 and 2010 NHP performance share awards based on NHP’s actual performance for a shortened performance period terminating immediately prior to the consummation of the Merger. In the preceding clause (4), the excess of 100% of the Applicable Percentage over the actual number of shares issuable is in consideration of the noncompetition and non-solicitation restrictive covenants referred to below.

Upon Mr. Pasquale’s termination of employment with the Company for any reason, he will be entitled to receive substantially the same severance payments and benefits that he would have received under the Old Employment Agreement, as if he had resigned for “Good Reason” (as defined in the Old Employment Agreement) immediately prior to the consummation of the Merger. Pursuant to the Pasquale Employment Agreement, Mr. Pasquale and the Company agreed that such severance payments and benefits shall be, each in accordance with the terms of the Old Employment Agreement: (i) cash severance of $5,881,250, payable over the three-year period following his termination of employment; (ii) a lump-sum cash payment of $168,600 in lieu of certain perquisites he would have received for a three-year period following his termination of employment; (iii) an amount equal to the annual bonus he would have earned for 2011 had he remained employed, prorated for the period ending on the consummation of the Merger; (iv) for a period of three years following his termination of employment, medical and life insurance coverage on terms no less favorable than what Mr. Pasquale was entitled to during the year immediately preceding the Merger; (v) vesting of previously unvested equity awards, including stock options, restricted stock units and any applicable dividend equivalent rights granted to Mr. Pasquale by NHP in February 2011 and which were assumed by the Company in connection with the Merger; (vi) payment of performance-based dividend equivalent rights previously earned for a period of three years following his termination of employment; and (vii) payment of compensation previously deferred by Mr. Pasquale.
In addition, in the event that Mr. Pasquale becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, on account of such severance payments, Mr. Pasquale would be entitled to receive an additional payment to place him in the same after-tax position as if no Section 4999 excise tax had been imposed.
In consideration for certain of the payments and benefits set forth above, Mr. Pasquale has agreed to certain non-competition and non-solicitation restrictive covenants during the Term and thereafter until June 30, 2012, provided that, on or after January 1, 2012, Mr. Pasquale will have the option to terminate the non-competition restrictive covenant by making a lump-sum cash payment of $8 million to the Company.
The foregoing description of the Pasquale Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Pasquale Employment Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated in this Item 5.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Charter Amendment
On July 1, 2011, at a special meeting for which proxies were solicited pursuant to a Joint Proxy Statement/Prospectus filed with the Securities and Exchange Commission on May 16, 2011, stockholders approved an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as previously amended (the “Charter”), to increase the number of authorized shares of Common Stock. Pursuant to the Charter Amendment, the number of authorized shares of capital stock of the Company was increased from 310,000,000 to 610,000,000 and the number of authorized shares of Common Stock was increased from 300,000,000 to 600,000,000, effective July 1, 2011.
The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment of the Charter, as adopted and effective on July 1, 2011, a copy of which is filed herewith as Exhibit 3.1 and incorporated in this Item 5.03 by reference.

Bylaws Amendment
On July 1, 2011, in connection with the consummation of the Merger, the Board approved an amendment (the “Bylaws Amendment”) to the Company’s Fourth Amended and Restated Bylaws to increase the maximum number of directors allowed to serve on the Board at any one time from 11 to 13.
The foregoing description of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendment, as adopted and effective on July 1, 2011, a copy of which is filed herewith as Exhibit 3.2 and incorporated in this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The audited consolidated financial statements of NHP as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 and the unaudited condensed consolidated financial statements of NHP as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 are filed herewith as Exhibits 99.2 and 99.3, respectively, and are incorporated in this Item 9.01(a) by reference.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed consolidated financial statements of the Company as of and for the three months ended March 31, 2011 and for the year ended December 31, 2010, giving effect to the Merger and the Company’s acquisition of substantially all of the real estate assets of Atria Senior Living Group, Inc. and certain of its affiliated entities (including One Lantern Senior Living Inc), are filed herewith as Exhibit 99.4 and incorporated in this Item 9.01(b) by reference.
(c) Shell Company Transactions.
Not applicable.
(d) Exhibits:

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation, as previously amended, of the Company.

3.2	Amendment No. 1 to the Fourth Amended and Restated Bylaws of the Company.

10.1
Term Loan Agreement, dated as of June 3, 2011, among NHP, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of NHP (File No. 001-09028), filed on June 6, 2011).

10.2	Guaranty Agreement, dated as of July 1, 2011, among the Company, as Guarantor, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Letter Agreement, dated as of June 30, 2011, between the Company and Douglas M. Pasquale.

99.1	Press Release issued by the Company on July 1, 2011.

99.2
Audited consolidated financial statements of NHP as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K, filed on April 11, 2011).

99.3
Unaudited condensed consolidated financial statements of NHP as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K, filed on May 9, 2011).

99.4
Unaudited pro forma condensed consolidated financial statements of the Company as of and for the three months ended March 31, 2011 and for the year ended December 31, 2010 (incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 8-K, filed on May 9, 2011).

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTAS, INC.
Date: July 8, 2011	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation, as previously amended, of the Company.

3.2	Amendment No. 1 to the Fourth Amended and Restated Bylaws of the Company.

10.1
Term Loan Agreement, dated as of June 3, 2011, among NHP, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of NHP (File No. 001-09028), filed on June 6, 2011).

10.2	Guaranty Agreement, dated as of July 1, 2011, among the Company, as Guarantor, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Letter Agreement, dated as of June 30, 2011, between the Company and Douglas M. Pasquale.

99.1	Press Release issued by the Company on July 1, 2011.

99.2
Audited consolidated financial statements of NHP as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K, filed on April 11, 2011).

99.3
Unaudited condensed consolidated financial statements of NHP as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K, filed on May 9, 2011).

99.4
Unaudited pro forma condensed consolidated financial statements of the Company as of and for the three months ended March 31, 2011 and for the year ended December 31, 2010 (incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 8-K, filed on May 9, 2011).